UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2013 (May 7, 2013)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

On May 10, 2013, Affinion Group, Inc. (“Affinion”) and Affinion Group Holdings, Inc., the parent of Affinion (“Affinion Holdings,” and together with Affinion, the “Company”), announced that Richard J. Fernandes, the Company’s Chief Executive Officer of Global Retail Services, Co-President of Affinion and a Director of the Company, stepped down from his positions as Chief Executive Officer of Global Retail Services and Co-President of Affinion, effective May 10, 2013. Mr. Fernandes will continue to serve as a member of the Board of Directors of each of the Companies, and has agreed to continue working with the Company part-time as a consultant for an additional year to facilitate the smooth transition of his leadership accountabilities.

On May 7, 2013, Mr. Richard J. Srednicki notified the Company that he had decided to resign from the both Affinion’s and Affinion Holdings’ Boards of Directors (the “Boards”) effective May 7, 2013. Mr. Srednicki did not resign as the result of any disagreement with the Company. In connection with Mr. Srednicki’s resignation, the size of the Boards will be decreased to eleven members. It is expected that the vacancy on the Audit Committee created by Mr. Srednicki’s resignation will be filled by an existing member of the Board in the near future.

(e)

On May 8, 2013, in connection with his resignation as Chief Executive Officer of Global Retail Services and Co-President of Affinion, Mr. Fernandes entered into a consulting agreement with the Company effective May 13, 2013, pursuant to which he will continue working with the Company until the one-year anniversary of such resignation. Mr. Fernandes will provide certain consulting services to the Company on a part-time basis and will be entitled to receive a fee of $7,500 per month, subject to increase depending on the level of consulting services provided. The agreement also provides for reimbursement of Mr. Fernandes’ out-of-pocket business and travel expenses and for his healthcare insurance costs during that period.

In addition, as previously disclosed on the Current Report on Form 8-K filed on September 26, 2012, in connection with the appointment of Mark Gibbens as Executive Vice President and Chief Financial Officer of the Company and pursuant to his employment agreement, Mr. Gibbens would be granted stock options to purchase 200,000 shares of Affinion Holdings’ common stock, subject to approval of the Compensation Committee of Affinion Holdings. The Compensation Committee of Affinion Holdings approved the stock option grant on May 7, 2013 and set the exercise price at $3.97 per share.

(f)

On May 7, 2013, the Compensation Committees of the Boards approved the 2012 cash bonuses in the following amounts for certain named executive officers of the Company: Mr. Lipman in the amount of $240,000 which results in total compensation for Mr. Lipman for 2012 of $2,157,029, Mr. Siegel in the amount of $387,798 which results in total compensation for Mr. Siegel for 2012 of $1,607,471, Mr. Gibbens in the amount of $55,385 which results in total compensation for Mr. Gibbens for 2012 of $215,750, Mr. Upshaw in the amount of $326,466 which results in total compensation for Mr. Upshaw for 2012 of $1,808,978, Mr. Fernandes in the amount of $135,724 which results in total compensation for Mr. Fernandes for 2012 of $1,013,438 and Ms. Levy in the amount of $240,000 which results in total compensation for Ms. Levy for 2012 of $1,223,366.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: May 10, 2013	By:	/s/ Mark G. Gibbens
Name: Mark G. Gibbens
Title: Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: May 10, 2013	By:	/s/ Mark G. Gibbens
Name: Mark G. Gibbens
Title: Executive Vice President and Chief Financial Officer